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                                                                   EXHIBIT 10.23

                             EMPLOYMENT AGREEMENT


     This Employment Agreement (the "Agreement") is entered into by and between Mannatech Incorporated (the "Company"), and Armando Contreras (the "Employee"). The Company desires to employ the Employee, and the Employee desires to be employed by the Company. Therefore, in consideration of the mutual promises and agreements contained herein, the parties hereby agree as follows:

                                  SECTION 1.
                                  EMPLOYMENT
                                  ----------

     1.1  Employment.  The Company hereby employs the Employee and the Employee
          ----------
hereby accepts employment by the Company for the period and upon the terms and conditions contained in this Agreement.

     1.2  Office and Duties.  The Employee shall serve the Company as President
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of the International Division, with the authority, duties and responsibilities customarily incident to such office. The Employee shall perform such other services commensurate with his position as may from time to time be assigned to the Employee by the Chief Executive Officer (the "CEO") of the Company. Further, the Employee's actions shall at all times be subject to the direction of the CEO of the Company.

     1.3  Performance.  During the Term of employment under this Agreement, the
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Employee shall devote on a full-time basis all of his time, energy, skill and best efforts to the performance of his duties hereunder in a manner that will faithfully and diligently further the business and interests of the Company.
The Employee shall comply with the employee policies or written manuals of the Company as they exist from time to time as applicable generally to the Company's employees. The Employee shall not work either on a part-time or independent contractor basis for any other business or enterprise during the Term of employment under this Agreement.

     1.4  Place of Work.  The Employee shall perform services under this
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Agreement at the Company's principal office in Coppell, Texas, and at such other place or places as the Employee and the Company shall mutually agree. In addition, the Employee understands and agrees that he may be required to travel extensively in connection with the performance of his duties.

                                  SECTION 2.
                              TERM AND SEVERANCE
                              ------------------

     2.1  Term.  Employment will commence on February 19, 2001.  There is no
          ----
specific term of employment under this Agreement. The Employee is employed at-will, which means that either the Company or the Employee can end the employment relationship at any time, with or without reason or notice.

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     2.2  Severance.  If the Company terminates the employment relationship
          ---------
without cause on or before February 18, 2002, the Employee will receive salary continuation through August 18, 2002. If the Company terminates the employment relationship without cause on or after February 19, 2002, the Employee will be eligible to receive a severance payment of six months salary. Any severance amounts paid will be based upon Employee's current salary at the time employment ends and will be paid in equal installments and in accordance with the normal payroll policies of the Company, less applicable taxes. For purposes of severance payments only, "cause" shall mean the Employee's (1) conviction of, or a plea of no contest to, or deferred adjudication for any felony or misdemeanor that causes harm or embarrassment to the Company, in the reasonable judgment of the Board of Directors; (2) substance abuse or use of illegal drugs that impairs that Employee's performance or that causes harm or embarrassment to the Company;
(3) habitual absenteeism, tardiness or failure to meet performance standards set by the CEO or the Board of Directors for job performance and results of operation; (4) commission of any act of fraud, dishonesty, illegality or theft in the course of employment; or (5) breach of Sections 4, 5, 6 or 8 of this Agreement or any fiduciary duty of an officer as a fiduciary in respect of his duties for the Company as principal.


                                  SECTION 3.
                          COMPENSATION FOR EMPLOYMENT
                          ---------------------------

     3.1  Base Salary and One-Time Bonus.  The base annual compensation of the
          ------------------------------
Employee for all of his employment services to the Company under this Agreement shall be $160,000, which the Company shall pay to the Employee in equal installments and in accordance with the normal payroll policies of the Company. The base annual compensation may be increased at the sole discretion of the Board of Directors of the Company. If the Employee does not receive the maximum Annual Bonus (as defined in paragraph 3.2) for fiscal year 2001, he will be paid a one-time bonus of $25,000, or that amount which is greater under 3.2 under the Annual Bonus Plan, less applicable taxes, in first quarter of the fiscal year 2002 so long as he remains employed by the Company at the time the bonus is paid.

     3.2  Annual Bonus.  Each year during the Term, the Employee shall be
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eligible to receive an annual bonus of up to 50% of his Base Salary, as determined by the CEO of the Company in his sole discretion and/or in accordance with any criteria established by the Board of Directors, and subject to the approval and consent of its Compensation Committee, The Employee acknowledges that any annual bonus is discretionary, with the sole discretion whether to pay a bonus and, if so, in what amount, resting with the Board of Directors of the Company, and subject to the approval of its Compensation Committee. Further, the Employee must remain employed by the Company at the time the bonus is paid, in order to be eligible to receive the annual bonus.

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     3.3  Award of Options.  Employee shall be awarded stock options under the
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Company's 2000 Stock Option Plan of 50,000 at fair market value to be awarded as of the first date of service of the Employee, subject to the approval of the Option Committee of the Board of Directors.

     3.4  Payment and Reimbursement of Expenses.  During the Term, the Company
          -------------------------------------
shall pay or reimburse the Employee for all reasonable travel and other expenses incurred by the Employee in performing his obligations under this Agreement in accordance with the policies and procedures of the Company, provided that the Employee properly accounts for such expenses in accordance with the regular policies of the Company.

     3.5  Other Benefits.  During the Term, the Employee shall be entitled to
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participate in or receive benefits under any plan or arrangement made available by the Company to its employees (including any medical, dental, short-term and long-term disability, life insurance and 401(k) programs), subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Any such plan or arrangement shall be revocable and subject to termination or amendment at any time. You will also be eligible for a vehicle with a lease value of up to $1100 per month and insurance coverage paid by the Company.

     3.6  Vacation.  During each year of the Term and in accordance with the
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regular policies of the Company, the Employee shall be entitled to three (3)
weeks of vacation, during which his compensation hereunder shall be paid in full. Such vacation shall be taken at times consistent with the effective discharge of the Employee's duties.

     3.7  Relocation Expenses.  The Company agrees to relocate the Employee and
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his immediate family from Orem, UT to the Dallas/Fort Worth, TX area ("DFW area") and to reimburse the Employee for reasonable covered costs. Reasonable covered costs include: (1) coach air fare, lodging, meals and local transportation incurred during up to two trips by Employee and Employee's spouse to the DFW area to search for housing; (2) a licensed real estate broker's commission and closing costs on Employee's current residence in Utah; (3) movement of household effects including up to two vehicles; (4) temporary lodging for up to three months while searching for or preparing the DFW area residence; and (5) coach air fare for trips to UT until Employee's spouse is able to relocate to the DFW area. All reimbursement of expenses shall be within the sole discretion of the CEO, who may withhold such approval without further explanation. Other costs, if any, may be approved by the CEO upon written request by the Employee. The Company shall gross up Employee's compensation to cover relocation expense that exceeds limits imposed by the Internal Revenue Service.

                                  SECTION 4.
                           CONFIDENTIAL INFORMATION
                           ------------------------

     4.1  Confidential Information.  Employee specifically agrees that Employee
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will not at any time, during or after Employee's employment by Company, in any manner, either directly or indirectly, use, divulge, disclose, or communicate to any person, firm, or corporation, any confidential information of any kind, nature, or description concerning any matters affecting or

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relating to the business of Company (hereinafter referred to as "Confidential
Information").

     4.2 Confidential Information includes but is not limited to: Company genealogies (being the information held by Company related to its Associates, including without limitation its relationship with each of its Associates, the sponsoring of each Associate, the Associate's upline and downline, charts, data reports and other materials, historical purchasing information for each Associate), proprietary product information which may from time-to-time made known to Employee, the names, buying habits, or practices of any of Company's customers or Associates; Company's marketing methods and related data; the names of Company's vendors or suppliers; costs of materials; costs of its Products generally, the prices Company obtains or has obtained or at which it sells or has sold its Products or services; manufacturing and sales costs; lists or other written records used in Company's business; compensation paid to it Associates and Employees and other terms of employment thereof; manufacturing processes; scientific studies or analyses other than those published for use by the Company for the benefit of its Associates, details of training methods, new products or new uses for old products, merchandising or sales techniques, contracts and licenses, business systems, computer programs, or any other confidential information of, about, or concerning the business of Company; its manner of operation or other confidential data of any kind, nature or description.

     4.3 Employee agrees that all equipment, notebooks, documents, memoranda, reports, notes, files, sample books, correspondence, lists, other written and graphic records, and the like, affecting or relating to the business of Company, which Employee shall prepare, use, construct, possess, control or otherwise come into the Employee's possession while employed by Company concerning any process, apparatus or products manufactured, sold, used, developed, investigated or considered by Company concerning the Confidential Information or concerning any other business or activity of the Corporation shall remain at all times the property of Company and shall be delivered to Company upon termination of employment with Company for any reason or at any time upon request.

     4.4 Employee agrees that, during the term of employment with Company or upon termination thereof, and if requested by Company to do so, the Employee will sign an appropriate list of any and all Confidential Information of Company of which the Employee has knowledge or about which the Employee has acquired information.

     4.5 The Employee agrees to only use the Confidential Information for Company business and shall return copies of any such information to Company forthwith upon termination of Employment for whatever reason.

     4.6 From time-to-time during the term of this Agreement, additional Confidential Information may be developed obtained and otherwise made known to Employee. Employee specifically agrees that all such additional Confidential Information shall be embraced within the terms of this Agreement.

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     4.7  The Parties agree that, as between them, all Confidential Information is important, material, trade secret, highly sensitive and valuable to Company's business and its goodwill and is transmitted to the Employee in strictest confidence. Company's legitimate business interests require the non-disclosure thereof to (among other things) Company's competitors. The Confidential Information would not be delivered or made available to Employee absent these provisions of Section 4 of this Agreement.

     4.8 The Parties agree that Company shall suffer irreparable harm in the event its Confidential Information is disseminated in a manner in contravention of its interests. Company therefore reserves the right to seek injunctive relief or any other remedy available at law to protect its Confidential Information.

     4.9 The Employee shall not during the term of the Agreement or for a period of one (1) year thereafter take or encourage any action the purpose or effect of which would be to circumvent, breach, interfere with or diminish the value or benefit of Company's Confidential Information and, without prejudice to the generality of the foregoing, the Employee shall not directly contract, solicit, entice, sponsor or accept any of Company's Associates into, or in any way promote to any such Associates opportunities in marketing programs of any direct sales company other than Company.

     4.10 If any Confidential Information or other matter described in this Agreement is sought by legal process, Employee will promptly notify Company and will cooperate with Company in preserving its confidentiality.


                                  SECTION 5.
            OWNERSHIP OF INFORMATION, INVENTIONS AND ORIGINAL WORK
            ------------------------------------------------------

     5.1  Ownership Of Information, Inventions And Original Work.  Employee
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agrees that any creative works, discoveries, designs, software, computer programs, inventions, improvements, modifications, enhancements, know-how, formulation, concept or idea which is conceived, created or developed by Employee, either alone or with others (collectively referred to as "Work Product") is the exclusive property of the Company if either:

          a.  it was conceived or developed in any part on Company time;

          b. any equipment, facilities, materials or Confidential Information of the Company was used in its conception or development; or

          c. it either: (i) relates, at the time of conception or reduction to practice, to the Company's business or to an actual or demonstrably anticipated research or development project of the Company, or (ii) results from any work performed by Employee for the Company.

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With respect to any such Work Product, Employee agrees as follows:

          a.  Employee shall promptly disclose the Work Product to the Company;

          b. Employee agrees to assign, and hereby does assign, all proprietary rights to such Work Product to the Company without further compensation;

          c. Employee agrees not to file any patent or copyright applications related to such Work Product except with the written consent of the Board;

          d. Employee agrees to assist the Company in obtaining any patent or copyright on such Work Product, and to provide such documentation and assistance as is necessary to the Company to obtain such patent or copyright; and

          e. Employee shall maintain adequate written records of such Work Product, in such a format as may be specified by the Company. Such records will be available to and remain the sole property of the Company at all times.

     Any Work Product disclosed by Employee within one (1) year following the termination of employment from the Company shall be deemed to be owned by the Company under the terms of this Agreement, unless proved by the Employee to have been conceived after such termination.

                                  SECTION 6.
                             RESTRICTIVE COVENANTS
                             ---------------------

     6.1  Restrictive Covenants.  Employee acknowledges that in order to
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effectuate the promise to hold Confidential Information in trust for the
Company, it is necessary to enter into the following restrictive covenants. Without the prior written consent of the Company, Employee shall not, during employment at the Company or for a period of one (1) year following the termination of employment:

          a. Solicit, induce or attempt to solicit or induce, on behalf of himself or any other person or entity, any employee of the Company to terminate their employment with the Company;

          b. Solicit business from, attempt to do business with, or do business with any person or entity that was a customer/client of the Company during Employee's employment with the Company, if such business is in the scope of services or products provided by the Company. The geographic area for purposes of this restriction is the area where the customer/client is located and/or does business;

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          c.  Engage in or performed services for a competing business.  For purposes of this Agreement, "Competing Business" is one which provides the same or substantially similar products and services as those provided by the Company during Employee's employment, including but not limited to providers of nutritional supplements. The geographic area for purposes of this restriction is the area(s) within a 50 mile radius of the Company headquarters office in existence during Employee's employment with the Company; or

          d. Have any indirect or direct financial interest in a Competing Business; provided, however, that the ownership by Employee of any stock listed on any national securities exchange of any corporation conducting a competing business shall not be deemed a violation of this Agreement if the aggregate amount of such stock owned by Employee does not exceed one percent (1%) of the total outstanding stock of such corporation.

     6.2 The foregoing covenants not to compete shall not be held invalid or unenforceable because of the scope or the territory or actions subject thereto or restricted thereby, or the period of time within which such Agreement is operative; but award or decree in arbitration or any judgment of a court of competent jurisdiction, as the case may be, may define the maximum territory and actions subject thereto and restricted by this Article 6 and the period of time during which the Agreement is enforceable. Any alleged breach of other provisions of this Agreement asserted by the Employee shall not be a defense for the Employee to claims arising from Company's enforcement of the provisions of this paragraph. Should the Employee violate the non-competition covenants of this Article 6, then the period of time for these covenants shall automatically be extended for the period of time from which the Employee began such violation until the Employee permanently ceases such violation.


                                  SECTION 7.
                                   REMEDIES
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     7.1  Remedies.  In the event of a breach of this Agreement by Employee, the
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Company shall be entitled to all appropriate equitable and legal relief, including, but not limited to: (a) injunction to enforce this Agreement or prevent conduct in violation of this Agreement; (b) damages incurred by the Company as a result of the breach; and (c) attorneys' fees and costs incurred by the Company in enforcing the terms of this Agreement. Additionally, any period or periods of breach of paragraph 6 of this Agreement shall not count toward the one (1) year restriction, but shall instead be added to the one (1) year restrictive period.

                                  SECTION 8.
                          REPRESENTATION BY EMPLOYEE
                          --------------------------

     8.1  Representation by Employee.  Employee hereby represents and warrants
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to the Company that the execution of this Agreement by Employee and Employee's performance of his

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duties hereunder will not conflict with, cause a default under, or give any party a right to damages under any other agreement to which Employee is a party or is bound.

                                  SECTION 9.
                                    GENERAL
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     9.1  Governing Law.  This Agreement shall be governed by and construed
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under the laws of the State of Texas or, at the Company's sole option, by the laws of the state or states where this Agreement may be at issue in any litigation involving the Company. Venue of any litigation arising from this Agreement shall be in a court of competent jurisdiction in Dallas County, Texas.

     9.2  Binding Effect.  All of the terms and provisions of this Agreement
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shall be binding upon and inure to the benefit and be enforceable by the respective heirs, representatives, successors (including any successor as a result of a merger or similar reorganization) and assigns of the parties hereto, except that the duties and responsibilities of the Employee hereunder are of a personal nature and shall not be assignable in whole or in part by the Employee, and the Company may not assign its rights, duties, or responsibilities without the consent of the Employee. This Agreement is subject to the approval of the Company's Board of Directors and its Compensation and Option Committees, respectively.

     9.3  Notices.  All notices required to be given under this Agreement shall
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be in writing and shall be deemed to have been given and received when personally delivered, or when mailed by registered or certified mail, postage prepaid, return receipt requested, or when sent by overnight delivery service, addressed as follows:

          If to the Employee:        Armando Contreras
                                     1763 N. Cherapple Drive
                                     Orem, Utah 84067

          If to the Employer:        Robert M. Henry
                                     Chief Executive Officer
                                     Mannatech Incorporated
                                     600 S. Royal Lane
                                     Suite 200
                                     Coppell, Texas 75019

Such addresses may be changed from time to time by written notice to the other party.

     9.4  Entire Agreement; Modification.  This Agreement constitutes the entire
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agreement of the parties hereto with respect to the subject matter hereof, and supersedes all other agreements (oral or written) with respect to the subject matter hereof. This Agreement may not be modified or amended in any way except in writing by the parties hereto.

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     9.5  Duration.  Notwithstanding the termination of Employee's employment by
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the Company, this Agreement shall continue to bind the parties for so long as any obligations remain under the terms of this Agreement.

     9.6  Waiver.  No waiver of any breach of this Agreement shall be construed
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to be a waiver as to succeeding breaches.

     9.7  Severability.   In the event any court of competent jurisdiction holds
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any provision of this Agreement to be invalid, the remaining provisions shall not be affected or invalidated and shall remain in full force and effect.

     9.8  Subsidiaries.  Wherever the term Company is referred to in this
          ------------
Agreement, it shall include all subsidiaries of the Company even where the term "subsidiaries" is not explicitly stated in connection with such reference, as such subsidiaries may exist from time to time.

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have duly executed this Agreement as of the day and year first written above.


                                  EMPLOYEE:


                                  /s/ ARMANDO CONTRERAS
                                  -----------------------------------
                                  Armando Contreras

                                  Date: February 19, 2001
                                        -----------------------------


                                  MANNATECH INCORPORATED


                                  By: /s/ ROBERT M. HENRY
                                      -------------------------------
                                        Robert M. Henry
                                        Chief Executive Officer

                                  Date: February 19, 2001
                                        -----------------------------

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